CNB CORPORATION




             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON MAY 9, 2000


TO THE SHAREHOLDERS:

         Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of CNB Corporation, a South Carolina Corporation (the "Company"), will be held in the main office building of The Conway National Bank at 1400 Third Avenue, Conway, South Carolina, at 4:15 p.m., Conway, South Carolina time, on May 9, 2000. The Annual Meeting is being held for the following purposes:

           (1)  To elect four Directors;

           (2) To ratify the appointment of Elliott, Davis, and Company, Certified Public Accountants, as the
                Company's independent public accountant for the fiscal year ending December 31, 2000; and

           (3) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         Only those holders of common stock of the Company of record at the close of business on April 28, 2000, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

         You are cordially invited and urged to attend the Annual Meeting in person; but if you are unable to do so, please date, sign, and promptly return the enclosed proxy (blue sheet) in the enclosed, self-addressed, stamped envelope. If you attend the Annual Meeting and desire to revoke your proxy and vote in person, you may do so. In any event, a proxy may be revoked at any time before it is exercised.

                       By Order of the Board of Directors


                       W. Jennings Duncan
                       President


                       Willis J. Duncan
                       Chairman of the Board

Conway, South Carolina
April 7, 2000

                          CNB CORPORATION
                         1400 THIRD AVENUE
                    CONWAY, SOUTH CAROLINA 29526

                           _____________

                          PROXY STATEMENT

                           ____________

              FOR THE ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON MAY 9, 2000

     The accompanying proxy is solicited by and on behalf of the Board of Directors of CNB Corporation, a South Carolina Corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on May 9, 2000 (the "Annual Meeting"), at 4:15 p.m., Conway, South Carolina time, in the main office building of The Conway National Bank at 1400 Third Avenue, Conway, South Carolina, or any adjournment thereof.

     Solicitation of proxies may be made in person or by mail, telephone or telegraph by directors, officers and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of common stock of the Company held on record by such persons, and the Company will reimburse the forwarding expenses. The cost of solicitation of proxies will be paid by the Company. This proxy statement was first mailed to shareholders on or about April 7, 2000.

     The Company has its principal executive offices at 1400 Third Avenue, Conway, South Carolina 29526. The Company telephone number is (843) 248-5721.

                          ANNUAL REPORT

     The annual report to shareholders covering the Company's fiscal year ended December 31, 1999, including financial statements, is enclosed herewith. Such annual report to shareholders does not form any part of the material for the solicitation of proxies.

                        REVOCATION OF PROXY

     Any shareholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise (a) by giving written notice to the Company of such revocation, (b) by voting in person at the meeting, or (c) by executing and delivering to the Company a later dated proxy.

                        QUORUM AND VOTING

     The voting securities of the Company are shares of its common stock, $10.00 par value ("Company Stock"), each share of which entitles the holder to one vote on each matter to come before the Annual Meeting or any adjournment thereof.

     At the close of business on April 28, 2000 (the "Record Date"), the Company will have issued and outstanding approximately 595,959 shares of Common Stock held of record by approximately 672 persons. Only holders of record of Company Stock at the close of business on the Record Date are entitled to notice of and to vote on matters that come before the Annual Meeting or any adjournment thereof.

     The presence in person or by proxy of the holders of a majority of the outstanding shares of Company Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting or any adjournment thereof. In all matters submitted to a vote of the shareholders at the Annual Meeting or any adjournment thereof, a majority of the votes cast will be determinative.

                ACTION TO BE TAKEN UNDER THE PROXY

     Each proxy, unless the shareholder otherwise specifies therein, will be voted:

        (a) "For" the election of the four (4) persons named in this Proxy Statement as the Board of Directors' nominees for election to the Board of Directors; and

        (b) "For" the ratification of the appointment of Elliott, Davis, and Company, Certified Public Accountants, as the Company's independent public accountant for the fiscal year ending December 31, 2000.


     In each case where the shareholder has appropriately specified how the proxy is to be voted, it will be voted in accordance with his specifications. Shareholders may designate a person or persons other than those named in the enclosed proxy to vote their shares at the Annual Meeting or any adjournment thereof.

As to any other matter of business which may be brought before the Annual Meeting or any adjournment thereof, a vote may be cast pursuant to the accompanying proxy in accordance with the best judgment of the persons voting the same, but the Board of Directors does not know of any such other matter of business. Any shareholder has the power to revoke his proxy at any time prior to the Annual Meeting by giving written or oral notice to Virginia B. Hucks, Secretary of the Company.

                      SHAREHOLDER'S PROPOSALS

     Any shareholder of the Company desiring to present a proposal for action, including the nomination for the election of directors, at the 2001 Annual Meeting of Shareholders must deliver the proposal to the executive officers of the Company no later than February 8, 2001, which is ninety days prior to the anniversary date of the 2000 Annual Meeting, unless the Company notifies the Shareholders otherwise. Only those proposals that are proper for shareholder action and otherwise proper may be included in the Company's proxy statement.

                 SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth as of December 31, 1999, certain information regarding the ownership of Company Stock of all officers and directors of the Company. No shareholder is known to the management of the Company to be the beneficial owner of more than five (5%) percent of the Company Stock. The Company Stock is the Company's only class of voting securities.

  Name and Address           Amount and Nature of          Percent
of Beneficial Owner        Beneficial Ownership(1)        of Class



All Officers and Directors as a Group

(40 persons)  (2)                 153,710                    25.8%
_________________

(1) For a description of the amount and nature of ownership of the directors of the Company, see "Management of the Company -
Directors".

(2) Includes 27 officers of the subsidiary, The Conway National Bank, who are not officers of the Company.

                         MANAGEMENT OF THE COMPANY

Directors

     The Directors and Nominees for election to the Board of Directors of the
Company are as follows:
                               Proposed   Present                               Company
                   Director     Term     Principal                             Stock Owned
Name (Age)          Since      Expires   Occupation                              Number  %
*Willis J. Duncan
     (72)           1958       2003      Chairman of the Board.               29,340(1) 4.92
                                         The President of the Bank
                                         from November 1985 to
                                         February 1988.
 W. Jennings Duncan
     (44)           1984       2001      President.  Executive                20,434(2) 3.43
                                         Vice President of the Bank
                                         from November 1985 to
                                         February 1988.

 Dr. R. C. Smith
     (85)           1959       2001      Past Chairman of the                  1,867     .31
                                         Board. Chairman of the Board
                                         from 1979 to 1985, when he became
                                         Vice Chairman.  Chairman of the
                                         Board from November 1985 to
                                         February 1988.   Retired in
                                         1985 as a physician with Conway
                                         Internists, P.A. of Conway,
                                         South Carolina.


 James W. Barnette, Jr.
      (54)          1984       2001      President of Surfside                 4,858(3)  .82
                                         Rent Mart, Inc., a general rental
                                         company located in Surfside Beach,
                                         S.C., since 1992.  Private real
                                         estate investor from 1988 to 1991.
                                         Previously, Mr. Barnette was General
                                         Manager of Coastal Golf Corp.,
                                         Burning Ridge Corp., and Indian Wells
                                         Golf Club, which own and operate golf
                                         courses in the Myrtle Beach,
                                         South Carolina, area.

                                    Proposed  Present                                Company
                         Director   Term      Principal                            Stock Owned
Name    (Age)             Since     Expires   Occupation                             Number %
 Harold G. Cushman, Jr.
     (70)                 1963      2002      Retired in 1995 as                    20,403(4) 3.42
                                              President of Dargan
                                              Construction Company,Inc.

 Charles C. Cutts         1945      2002      Retired.                              14,821(5) 2.49
     (94)

*Paul R. Dusenbury        1997      2003      Treasurer. Vice President                836(6)  .14
     (41)                                     and Cashier of the Bank
                                              since 1988.

 G. Heyward Goldfinch
     (81)                 1976      2002      Retired.  Director                     1,937     .33
                                              of Goldfinch's, Inc.,
                                              a funeral home, and of
                                              Hillcrest Cemetery of
                                              Conway, Incorporated.
*John Monroe J. Holliday
     (83)                 1969      2003      President of Palmetto                 15,025(7) 2.52
                                              Farms Corp. and partner
                                              in Holliday Associates,
                                              diversified agricul-
                                              tural, real estate
                                              development, and retail
                                              companies headquartered
                                              in Horry County, South
                                              Carolina.

 Robert P. Hucks          1993      2002      Executive Vice President.              1,774(8)  .30
     (54)                                     Served as Vice President
                                              and Cashier of the Bank from
                                              1985 to 1988.

*Richard M. Lovelace, Jr.
     (53)                 1984      2003      Attorney in private                    1,912(9)  .32
                                              practice with Lovelace
                                              & Rogers, P.A. in Conway,
                                              South Carolina.
 John K. Massey
     (85)                 1959      2001      Retired.                               4,722(10) .79

 Howard B. Smith, III
     (51)                 1993      2002      Asst. Professor of                     3,027     .51
                                              Accounting with Coastal Carolina
                                              University since January, 1998.
                                              Previously, Mr. Smith was a practicing
                                              certified public accountant with
                                              Smith, Sapp, Bookhout, Crumpler, &
                                              Callihan,P.A. in Myrtle Beach, South
                                              Carolina.

* Nominee for election to the Board of Directors.

     Except as indicated below, each director or director nominee of the company has sole voting and investment power with respect to all shares of Company stock owned by such director or director nominee. Each director resides in Conway, South Carolina with the exceptions of Harold G. Cushman, Paul R. Dusenbury, J.M.J. Holliday, and Dr. R.C. Smith who reside in Myrtle Beach, Aynor, Galivants Ferry, and Murrells Inlet, respectively, which are within Horry and Georgetown Counties, South Carolina. The address of each director or director nominee is c/o The Conway National Bank, Post Office Drawer 320, 1400 Third Avenue, Conway, South Carolina 29526. All Directors and officers of the Company and its subsidiary, The Conway National Bank, as a group (40 persons), own 153,710 (25.79%) shares of Company stock.

     (1) Includes 10,527 shares held by Harriette B. Duncan (wife).

     (2) Includes 1,053 shares held by Robin F. Duncan (wife); 2,692 shares held by Ann Louise Duncan (daughter); 2,692 shares held by Mary Kathryn Duncan (daughter); 2,692 shares by Willis Jennings Duncan, V (son); and 2,692 shares by Margaret Brunson Duncan (daughter).

     (3) Includes 4,022 shares held by Janet J. Barnette (wife).

     (4) Includes 17,500 shares held by the Cushman Family Limited partnership; 261 shares held by Dianne C. Cushman (wife); 941 shares held in the name of Marion Shannon Cushman (son); 485 shares held by Frances Faison Cushman (daughter); 485 shares held by Harold G. Cushman, III (son); 62 shares held by Harold G. Cushman, IV (grandson); and 62 shares held by Kara Dawn Cushman (granddaughter).

     (5) Includes 7,157 shares held by Eugenia B. Cutts (wife).

     (6) Includes 125 shares held by Jennifer S. Dusenbury (wife); 37 shares held by Elena Cox Dusenbury (daughter); and 37 shares held by Sarah Cherry Dusenbury (daughter).

     (7) Includes 4,918 shares held by M. Russell Holliday, Jr. (daughter); 3,259 shares held by Christian M. Holliday Douglas (daughter); 432 shares held by Christian M. H. Douglas, Jr. (granddaughter); 432 shares held by Marjorie Russell Douglas (granddaughter); 432 shares held by David Duvall Douglas, Jr. (grandson); and 605 shares held by David D. and Christian M.H. Douglas Trust (grandchildren).

     (8) Includes 250 shares held by Willie Ann Hucks (wife); 25 shares held by Mariah J. Hucks (daughter); 62 shares held by Norah Leigh Hucks (daughter); and 187 shares held by Robert P. Hucks, II (son).

     (9) Includes 362 shares held by Rebecca S. Lovelace (wife); 432 shares held by Richard Blake Lovelace (son); and 353 shares held by Macon B. Lovelace (son).

    (10) Includes 1,322 shares held by Bertha T. Massey (wife).

     Each director of the Company has been engaged in his principal occupation of employment as specified above for five (5) years or more unless otherwise indicated.

     W. Jennings Duncan is Willis J. Duncan's son. Richard M. Lovelace, Jr. is Dr. R. C. Smith's son-in-law. No other family relationships exist among the above named directors or officers of the Company. No director owns 25% or more of a publicly traded company. None of the directors of the Company holds a directorship in any company with a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of that act or in any company registered as an investment company under the Investment Company Act of 1940, as amended.

     The Board of Directors of the Company, as originally constituted, was classified into three (3) classes with each class consisting of five (5) directors. Four (4) directors in Class III will be elected at the 2000 Annual Meeting to serve for a three (3) year term. Directors in Class I will be elected at the 2001 Annual Meeting to serve for a three (3) year term and Directors in Class II will be elected at the 2002 Annual Meeting to serve for a three (3) year term. Currently, there are thirteen (13) Directors, with four (4) directors in Class III. The Board of Directors has passed a resolution fixing the total number of Directors at thirteen (13).

     The Board of Directors of the Company serves as the Board of Directors of its subsidiary, The Conway National Bank. The Company's Board of Directors meets as is necessary and the Bank's Board of Directors meets on a monthly basis.

     The Board of Directors of the Bank has an Executive Committee that meets when necessary between scheduled meetings of the Board of Directors. The Executive Committee recommends to the Board of Directors the appointment of officers; determines officer compensation subject to Board approval; reviews employee salaries; considers any director nominee submitted by the shareholders; and addresses any other business as is necessary which does not come under the authority of other committees on the Board of Directors. The Executive Committee will consider any nominee to the Board of Directors submitted by the shareholders, provided shareholders intending to nominate director candidates for election deliver written notice thereof to the Secretary of the Company not later than (i) with respect to an election to be held at an Annual Meeting of shareholders, ninety (90) days prior to the anniversary date of the immediately preceding Annual Meeting of shareholders, and (ii) with respect to an election to be held at a special meeting of shareholders, the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to shareholders. The Bylaws further provide that the notice shall set forth certain information concerning such shareholder and his nominee(s), including their names and addresses, a representation that the shareholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, a description of all arrangements or understandings between the shareholder and each nominee, such other information as would be required to be included in a proxy statement soliciting proxies for the election of the nominees of such shareholder and the consent of each nominee to serve as Director of the Company if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures. The members of the Executive Committee are Charles C. Cutts, Willis J. Duncan, W. Jennings Duncan, and Dr. R. C. Smith.

     In addition, the Board of Directors of the Bank has Audit, Loan, Public Relations, and Building Committees. The members of the Audit Committee are James W. Barnette, Jr., Charles C. Cutts, John Monroe J. Holliday, John K. Massey, Howard B. Smith, III, and Dr. R. C. Smith. The members of the Loan Committee are Harold G. Cushman, Jr., Willis J. Duncan, W. Jennings Duncan, Paul R. Dusenbury, G. Heyward Goldfinch, Robert P. Hucks, and Richard M. Lovelace, Jr. The members of the Public Relations Committee are James W. Barnette, Jr., G. Heyward Goldfinch, and John K. Massey. The members of the Building Committee are James W. Barnette, Jr., Harold G. Cushman, Jr., Willis

J. Duncan, W. Jennings Duncan, and Robert P. Hucks. Willis J. Duncan, Chairman of the Board, and W. Jennings Duncan, President, are ex officio members of each of these committees of the Board with the exception of the Audit Committee.

     The function of the Audit Committee is to ensure that adequate accounting procedures are in existence and functioning in a manner adequate to safeguard the assets of the Bank. The Audit Committee also monitors internal and external audit activities. The function of the Loan Committee is to review and ratify new loans and monitor the performance and quality of existing loans, as well as to ensure that sound policies and procedures exist in the Bank's lending operations.

     During 1999, the Company's Board of Directors met five (5) times; the Bank's Board of Directors met twelve (12) times; the Executive Committee met eleven (11) times; the Audit Committee met ten (10) times; the Loan Committee met twelve (12) times; the Building Committee met one (1) time; and the Public Relations Committee did not meet. Each Director attended at least 75% of the aggregate of (a) the total number of meetings of the Board of Directors held during the period for which he served as Director and (b) the total number of meetings held by all committees of the Board of Directors of which he served.

Executive Officers:

     The Executive Officers and other officers of the Company are as follows:
                               Position(s) Currently
         Name            Age      With The Company

    Willis J. Duncan      72   Chairman of the Board (1)

    W. Jennings Duncan    44   President and Director (1)

    Robert P. Hucks       54   Executive Vice President and Director (1)

    Paul R. Dusenbury     41   Treasurer and Director (1)
                               (Chief Financial Officer and
                               Chief Accounting Officer)

    Virginia B. Hucks     50   Secretary


_________________
(1) Executive Officer

     All executive officers and other officers serve at the pleasure of the Board of Directors of the Company. Each executive officer and other officer of the Company has been employed by the Company and/or the Bank for five (5) years.

               COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

       The Company pays no remuneration to its Directors and Executive Officers. All remuneration for services rendered are paid by the Company's subsidiary, The Conway National Bank, Conway, South Carolina ("the Bank").

Compensation Committee Report

     The Executive Committee of the Bank recommends to the Board of Directors the appointment of officers; determines officer compensation subject to Board approval; and reviews employee salaries. The compensation of the President (Chief Executive Officer) and the other executive officers is not tied directly to corporate performance or any measure thereof. However, it would be deemed unacceptable by the Executive Committee, Board, and management to establish compensation levels that are not consistent with the performance of the Bank or return to shareholders. During the compensation decision process, much emphasis is placed on the Job Evaluation Salary Administration Program (JESAP) Committee. The "JESAP" Committee is charged with the responsibility of establishing job position descriptions; applying values to each job position in the form of a salary range; and obtaining salary surveys of a local, regional, and national level to determine that salary ranges are consistent with the industry and peers. The "JESAP" Committee utilizes an independent management consulting firm to aid in this process. For each Bank employee, including the President (Chief Executive Officer) and all executive officers, a salary minimum, midpoint, and maximum is established. For fiscal 1999, all executive officer salary levels were below the midpoint as established by the JESAP process.

Summary Compensation Table

                            Annual Compensation                        Long-Term Compensation
                                                                       Awards          Payouts
                                                    Other         Restricted Stock     Long-Term
Name and                                            Annual (1)    Stock      Options/  Incentive   All Other(2)
Principal Position   Year   Salary($)   Bonus $   Compensation    Awards($)  SAR's(#)  Payouts($)  Compensation
W. Jennings Duncan   1999   142,632     31,309       3,543           0          0          0         11,232
President and        1998   135,504     29,900       4,361           0          0          0         10,163
Director of Bank     1997   128,136     25,000       3,386           0          0          0          9,610

Robert P. Hucks      1999   126,096     27,795       6,000           0          0          0          9,930
Executive Vice       1998   119,796     26,500       6,000           0          0          0          8,985
President and        1997   113,280     22,188       6,000           0          0          0          8,496
Director of Bank

Paul R. Dusenbury    1999   116,904     25,842       6,000           0          0          0          9,206
Vice President,      1998   111,060     24,588       6,000           0          0          0          8,330
Cashier and          1997   105,024     20,688       6,000           0          0          0          7,877
Director of Bank

(1) Cash value of personal use of automobile furnished by the Bank or automobile travel allowance.
(2) Cash contributions made by the Bank to the Bank's contributory profit-sharing and savings defined contribution plan.

                        PENSION PLAN DISCLOSURE


     The Bank has a defined contribution pension plan covering all employees who have attained age twenty-one and have a minimum one year of service.
Upon ongoing approval of the Board of Directors, the Bank matches one hundred percent of employee contributions up to three percent of employee contributions of salary deferred and fifty percent of employee contributions in excess of three percent and up to five percent of salary deferred. For the years ended December 31, 1999, 1998, and 1997, $423,000, $378,000, and
$361,000, respectively, was charged to operations under the plan.

     The Board of Directors of the Bank provides supplemental benefits to certain key officers, including Willis J.Duncan, W. Jennings Duncan, Robert
P. Hucks, and Paul R. Dusenbury, under The Conway National Bank Executive Supplemental Income (ESI) Plan and a Long-Term Deferred Compensation (LTDC) Plan. These plans are not qualified under the Internal Revenue Code. These plans are unfunded, however, certain benefits under the ESI Plan are informally and indirectly funded by insurance policies on the lives of the covered employees. Under the provisions of the ESI Plan, the Bank and the participating employees will execute agreements providing each employee (or his beneficiary, if applicable) with a pre-retirement death benefit and a post-retirement annuity benefit. The ESI Plan is designed to provide participating employees with a pre-retirement benefit based on a percentage of the employee's current compensation. The ESI agreement's post-retirement benefit is designed to supplement a participating employee's retirement benefits from Social Security in order to provide the employee with a certain percentage of final average income at retirement age. While the employee is receiving benefits under the ESI Agreement, the agreement will prohibit the employee from competing with the Bank and will require the participating employee to be available for consulting work for the Bank. The ESI Agreement may be amended or revoked at any time prior to the participating employee's death or retirement, but only with the mutual written consent of the covered employee and the Bank. The ESI Agreements require that the participating employee be employed at the Bank at the earlier of death or retirement to be eligible to receive, or have his beneficiary receive, benefits under the agreement. Under the LTDC Plan, certain key employees and the Board of Directors may defer a portion of their compensation for their retirement and purchase units which are equivalent in value to one share of the Company's stock at market value. The employee or Director receives appreciation, if any, in the market value of the unit as compared to the initial value per unit.

Performance Graphs

Comparative graphs of the corporation's financial performance have been submitted in paper format to the Securities and Exchange Commission, Branch of Filer Support 2, based on the statistical data in the following two tables. These graphs are incorporated in this report by reference.

                                    1994    1995    1996    1997    1998    1999
CNB CORPORATION                     100     138     154     187     213     243
INDEPENDENT BANK INDEX              100     122     155     235     246     222
NASDAQ                              100     141     174     213     300     542

Assumes reinvestment of dividends.


RETURN ON ASSETS OF COMPARISON
                                       1994     1995     1996     1997     1998     1999
CONWAY NATIONAL BANK                   1.21     1.22     1.21     1.30     1.35     1.40
ALL SOUTH CAROLINA BANKS               1.13     1.19     1.29     1.30     1.40     1.36
ALL SOUTH CAROLINA SAVINGS & LOANS      .87      .95      .64      .93     1.10     1.11

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

     No Compensation Committee interlocks exist. The members of the Executive Committee of the Board, which serves as the Compensation Committee, are Charles C. Cutts (outside Director), Willis J. Duncan (Chairman of the Board and inside Director), W. Jennings Duncan (President and inside Director), and Dr. R.C. Smith (outside Director). Membership of the "JESAP" Committee consists of six Bank officers.

Director Compensation

     Directors who are not Bank officers received $400 for each monthly meeting of the Board of Directors and an additional $150 for each committee meeting attended in 1999. Effective February, 2000, Director compensation for each monthly meeting of the Board of Directors was increased to $500.


              COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers. Such officers, directors, and 10 percent shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

     Based solely on its review of copies of such reports received or written representations from certain reporting persons, the Company believes that during the fiscal year ended December 31, 1999, all Section 16(a) filing requirements applicable to its officers, directors, and 10 percent shareholders were complied with.

CERTAIN TRANSACTIONS

     Directors, principal shareholders, and Executive Officers of the Company and the Bank are customers of and had transactions with the Bank in the ordinary course of business. Included in such transactions are outstanding loans and commitments, all of which were made on comparable terms, including interest rates and collateral as those prevailing at the time for other customers of the Bank, and did not involve more than normal risk of collectibility or present other unfavorable features.

                             ELECTION OF DIRECTORS

     The Board of Directors has, by resolution, fixed the number of Directors at thirteen (13) and four (4) will be elected at the Annual Meeting. The term of office for each elected Director will be as specified in "Management of the Company - Directors" or until his successor is elected and shall have qualified. Each nominee is presently a Director of the Company and has served continuously since first becoming a Director. The Board of Directors' nominees are as specified in "Management of the Company - Directors."

     Should any nominee for the office of Director become unable or unwilling to accept nomination of election, it is intended that the persons acting under the proxy will vote for the election, in his stead, of such other
persons as the Board of Directors of the Company may recommend.   The Board
of Directors has no reason to believe that any nominee named above will be unable or unwilling to serve if elected.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors of the Company recommends that the shareholders of the Company ratify the appointment of Elliott, Davis, and Company, Certified Public Accountants, as the Company's and Bank's independent public accountant for the fiscal year ending December 31, 2000. Representatives of Elliott, Davis, and Company are not expected to be present at the Annual Meeting.


                                OTHER BUSINESS

     The Board of Directors of the Company does not know of any other business to be presented at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.


                             By Order of the Board of Directors



                             W. Jennings Duncan, President

Conway, South Carolina

                                CNB CORPORATION


                  PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON MAY 9, 2000

     The undersigned hereby appoints W. Jennings Duncan and Robert P. Hucks or_____________________(insert name of designee), or any of them acting in the absence of the others, attorneys and proxies, with power of substitution, to vote all of the shares of the Common Stock of CNB Corporation, a South Carolina Corporation (the "Company"), held or owned by the undersigned or standing in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held at The Conway National Bank, 1400 Third Avenue, Conway, South Carolina, at 4:15 p.m., on May 9, 2000, and any adjournment thereof, and the undersigned hereby instructs said attorneys to vote:

1.  ELECTION OF DIRECTORS

    FOR all nominees listed         WITHHOLD AUTHORITY
    below (except as marked         To vote for all nominees
    to the contrary below)          listed below
                  _________                       __________

    INSTRUCTION:         To withhold authority to vote for any
                         individual nominee, strike a line
                         through the nominee's name in the list
                         below.

Class III Directors      (Three-Year Term):

         Willis J. Duncan, Paul R. Dusenbury, John Monroe J. Holliday, and Richard M. Lovelace, Jr.

2.  FOR _____             AGAINST _____            ABSTAIN _____

           the ratification of the appointment of Elliott, Davis, and Company, Certified Public Accountants, as independent auditors for the Company and its subsidiary for the year ending December 31, 2000.

3. In their discretion, upon any other business which may properly come before the meeting or any adjournment thereof.

Date________________________     ________________________________

Number of Shares ___________     ________________________________
                                 (Please sign exactly as shown on
                                  envelope addressed to you)

                 THE PROXIES WILL BE VOTED AS INDICATED

   IN THE ABSENCE OF SUCH INSTRUCTIONS, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NAMED IN THE PROXY STATEMENT AND THE PROXIES HEREIN NAMED WILL VOTE ON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF IN ACCORDANCE WITH THEIR JUDGMENT.


                  THIS PROXY IS SOLICITED ON BEHALF OF
                         THE BOARD OF DIRECTORS